UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  August 17, 2026

(Exact name of issuer as specified in its charter)
SLM STUDENT LOAN TRUST 2006-7

DELAWARE	333-132315/ 333-132315-07	57-1176559
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)

c/o Deutsche Bank Trust Company Americas
60 Wall Street, 60th Floor
Mail Stop NYC60-2606
New York, New York 10005
(Address of registrant’s principal executive offices)

Registrant’s telephone number including area code:  (703) 984-6890

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

ITEM 8.01	Other Events

For the auction for the SLM Student Loan Trust 2006-7 Class A-6B Notes occurring on August 19, 2026, an affiliate of Navient Funding, LLC intends to submit a Hold Order for the Class A-6B Notes it currently holds, which represent all of the issued and outstanding Class A-6B Notes.  For the auction for the SLM Student Loan Trust 2006-7 Class A-6C Notes occurring on August 21, 2026, such affiliate intends to submit buy bids for all outstanding Notes that it does not currently hold of the Class A-6C Notes at a rate equal to 30-day Average SOFR + 0.11448% + 1.50% per annum and submit a Hold Order for the Class A-6C Notes it currently holds.  For more information review the Event Notice attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1 Event Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT SOLUTIONS, LLC, as Administrator for SLM STUDENT LOAN TRUST 2006-7

Dated: August 17, 2026	By:	/s/ MAI LE-CAO
Name:	Mai Le-Cao
Title:	Managing Director

SLM STUDENT LOAN TRUST 2006-7

Form 8-K

CURRENT REPORT

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Event Notice